UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 13, 2009, William R. Ziegler resigned from his position as a member of the Board of Directors of Flotek Industries, Inc. (the “Company”). Mr. Ziegler verbally informed the board that the reasons for his resignation were his disagreement with the board’s decision not to nominate Gary Pittman for reelection as a director at the Company’s 2009 annual meeting of stockholders and his dissatisfaction with the performance of the Company’s Chief Executive Officer. Mr. Ziegler served as Chairman of the Company’s Nominating and Governance Committee.

A copy of Mr. Ziegler’s letter of resignation is filed as an exhibit to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On March 11, 2009, the Board of Directors of the Company approved a 10% reduction in all board compensation for the remainder of the calendar year. Accordingly, the annual retainer paid to non-employee directors and committee chairmen and attendance fees for board and committee meetings for the remainder of 2009 will be reduced.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
17.1	Letter of Resignation of William R. Ziegler, dated as of March 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: March 16, 2009	By:	/s/ Jesse E. Neyman
Jesse E. Neyman
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
17.1	Letter of Resignation of William R. Ziegler, dated as of March 13, 2009